Exhibit 10.6
AMENDMENT NO. 2
TO THE
EXCHANGE AGREEMENT
This AMENDMENT NO. 2 TO THE EXCHANGE AGREEMENT (this “Amendment”), dated as of December 7, 2023, is made by and among Core & Main, Inc., a Delaware corporation (“IPOco”), Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), and the holders of Partnership Interests (collectively, the “Parties”) (unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Agreement);
WHEREAS, each of the Parties are party to the Exchange Agreement, dated as of July 22, 2021 (the “Agreement”); and
WHEREAS, the Parties desire to amend certain terms and provision of the Agreement, in accordance with Section 4.6 of the Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.Amendments.
(a)The following definitions in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:
    “Initial True-up Amount” means a number of shares of Class A Common Stock that IPOco may require to be paid to or withheld from a Holder by IPOco in connection with a Liquidation Adjustment upon the submission by a Holder of a contingent Election of Exchange pursuant to Section 2.1(c) of this Agreement, with such amount to be determined by IPOco in IPOco’s sole discretion as it determines in good faith is required to properly reflect the principles set forth in Section 2.1(h) of this Agreement.
“Liquidation Adjustment Price” means the greater of (i) the last reported sales price of a share of the Class A Common Stock, as reported by Bloomberg, L.P., or its successor (or other mutually acceptable electronic or print publication) immediately prior to the relevant Exchange Date, (ii) the average of the daily volume-weighted average price (“VWAP”) of a share of Class A Common Stock for the four-week period immediately prior to the relevant Exchange Date in connection with a Voluntary Exchange and (iii) as applied with respect to an Excess Amount in connection with Section 2.1(h), such price of a share of Class A Common Stock that, in connection with an Exchange, would not result in the number of shares of Class A Common Stock to be issued to exceed the number of authorized and unissued shares of Class A Common Stock under the IPOco Charter, when taken together with (x) the outstanding shares of Class A Common

Stock, (y) the shares of Class A Common Stock issuable upon Exchange of outstanding shares of Paired Interests (disregarding shares of Class A Common Stock issuable under Section 2.1(h)), and (z) the shares of Class A Common Stock issuable under the Core & Main, Inc. 2021 Omnibus Equity Incentive Plan or any other IPOco stock incentive plan; provided that in calculating such average, (a) the VWAP shall be determined by calculating the arithmetic average of the per share daily volume-weighted average price of a share of Class A Common Stock on the New York Stock Exchange or such other principal U.S. securities exchange or automated or electronic quotation system on which Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor (or other mutually acceptable electronic or print publication) for each of the full Trading Days in the four-week period immediately prior to the Exchange Date and ending on and including the last full Trading Day immediately prior to the Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock; and (b) if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the independent members of the board of directors of IPOco shall determine the fair market value of a share of Class A Common Stock in good faith.
“True-up Adjustment” has the meaning set forth in Section 2.1(h) of this Agreement.
“True-up Adjustment Amount” means a number of shares of Class A Common Stock equal to the difference between (i) the number of shares of Class A Common Stock that would have been paid to or withheld from a Holder pursuant to a Liquidation Adjustment in connection with a contingent Election of Exchange tendered by a Holder pursuant to Section 2.1(c) utilizing the average price of shares of Class A Common Stock sold by a Holder in connection with the satisfaction of the contingency that triggered the Exchange (“Transaction Price”) and (ii) the Initial True-up Amount.
(b)Section 2.1(h) of the Agreement is hereby amended and restated in its entirety as follows:
Notwithstanding anything to the contrary in this Article II, any Cash Exchange Payment or shares of Class A Common Stock delivered to a Holder upon an Exchange shall be adjusted to the extent that section 4.1(b) of the LP Agreement would result in an adjustment to a distribution that would otherwise be made to such Holder in respect of the Partnership Interests to be Exchanged upon a liquidation of Holdings (a “Liquidation Adjustment”). To the extent that the Liquidation Adjustment would result in an increase in the liquidating distribution that would be made by Holdings to such Holder (an “Excess Amount”), the consideration to be received for the Paired Interests tendered for Exchange by such Holder shall be increased by (i) in the event of a Cash Exchange Payment, an amount of cash equal to such Excess Amount, and (ii) in the event shares of Class A Common Stock are to be delivered to a Holder, a number of shares of Class A

Common Stock equal to such Excess Amount divided by the Liquidation Adjustment Price. To the extent that the Liquidation Adjustment would result in a reduction in the liquidating distribution that would be made by Holdings to such Holder (a “Deficit Amount”), the consideration to be received for the Paired Interests tendered for Exchange by such Holder shall be decreased by (x) in the event of a Cash Exchange Payment, an amount of cash equal to such Deficit Amount and (y) in the event shares of Class A Common Stock are to be delivered to a Holder, a number of shares of Class A Common Stock equal to such Deficit Amount divided by the Liquidation Adjustment Price; provided, however, that if such Holder instead elects to make a contemporaneous cash contribution to Holdings equal to such Deficit Amount, there shall be no Deficit Amount with respect to such Holder for purposes of this Section 2.1(h). Notwithstanding anything to the contrary in this Section 2.1(h), if the Holder submits an Election of Exchange pursuant to Section 2.1(c) of this Agreement that is contingent upon a future transaction, the Liquidation Adjustment will be settled through use of an Initial True-Up Amount and a True-Up Adjustment Amount. If the per share price used by IPOco to determine the Initial True-up Amount in connection with a contingent Election of Exchange tendered by a Holder pursuant to Section 2.1(c) of this Agreement differs from the Transaction Price, then any shares of Class A Common Stock paid to or withheld from the Holder in connection with the Initial True-up Amount, if any, shall be subject to a further adjustment by IPOco using the True-up Adjustment Amount in order to properly reflect the principles set forth in this Section 2.1(h) and the definition of “True-Up Adjustment Amount” (a “True-up Adjustment”). In connection with a True-up Adjustment, if the True-up Adjustment Amount is negative then IPOco (or Holdings, as IPOco may determine in its sole discretion), shall pay to the Holder an amount in cash, shares of Class A Common Stock or a combination thereof, as determined by IPOco in its sole discretion, equal to the absolute value of the True-up Adjustment Amount with any such amount to be paid in cash calculated using the Transaction Price as the per share price. In connection with a True-up Adjustment, if the True-up Adjustment Amount is positive, then the Holder shall pay to IPOco (or Holdings, as IPOco may determine in its sole discretion), an amount in cash, equal to the True-up Adjustment Amount multiplied by the Transaction Price. Notwithstanding anything to the contrary in this Section 2.1(h), IPOco shall have the authority to put such procedures in place and take such actions, including without limitation amending or interpreting this agreement and implementing Liquidation Adjustments using the Initial True-up Amount upon the submission by a Holder of a contingent Election of Exchange pursuant to Section 2.1(c) of this Agreement, in IPOco’s sole discretion as it determines in good faith is required to properly reflect the principles set forth in this Section 2.1(h) and the definition of “True-Up Adjustment Amount.”
(c)Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows:
Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):
(a)If to IPOco, to:
Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail:     Mark.Whittenburg@coreandmain.com
Attention: General Counsel and Secretary
with a copy (which shall not constitute notice) to:
Debevoise and Plimpton LLP
66 Hudson Boulevard,
New York, New York 10001
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.
(b)If to Holdings, to:
Core & Main Holdings, LP
c/o Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail:     Mark.Whittenburg@coreandmain.com
Attention: General Counsel and Secretary
with a copy (which shall not constitute notice) to:
Debevoise and Plimpton LLP
66 Hudson Boulevard,
New York, New York 10001
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.
(c)If to CD&R Waterworks Holdings, addressed to it at:
CD&R Waterworks Holdings, LLC
c/o Clayton, Dubilier & Rice, LLC
375 Park Ave., 18th Floor
New York, New York 10152
E-mail: RSimson@cdr-inc.com
Attention: Rima Simson

and
with a copy (which shall not constitute notice) to:
Debevoise and Plimpton LLP
66 Hudson Boulevard,
New York, New York 10001
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.
(d)If to Management Feeder, addressed to it at:
Core & Main Management Feeder, LLC
c/o Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail:     Mark.Whittenburg@coreandmain.com
Attention: General Counsel and Secretary
and
with a copy (which shall not constitute notice) to:
Debevoise and Plimpton LLP
66 Hudson Boulevard,
New York, New York 10001
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.
(e)If to any Holder other than the Continuing Limited Partners, to the address and other contact information set forth in the records of IPOco or Holdings from time to time.
2.Miscellaneous.
(a)No Other Amendments. Except as expressly provided in Section 1 of this Amendment, the provisions of the Agreement are unchanged and will remain in full force and effect, and nothing in this Amendment will be construed as a waiver of any rights or obligations of the Parties under the Agreement.
(b)Entire Agreement. This Amendment and the Agreement, together, (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Amendment and the Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Amendment and the Agreement and (ii) is not intended to confer in or on behalf of any Person not a party to this Amendment and the Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.
(c)Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereto hereby declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.
(d)Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 2(e).
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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first set forth above.
CORE & MAIN, INC.
By: /s/ Stephen O. LeClair
    Name: Stephen O. LeClair
    Title: Chief Executive Officer

CORE & MAIN HOLDINGS, LP
By: /s/ Stephen O. LeClair
    Name: Stephen O. LeClair
    Title: Chief Executive Officer

CD&R WATERWORKS HOLDINGS, LLC
By: CD&R Waterworks Holdings, L.P., its manager
By: CD&R Waterworks Holdings GP, Ltd., its general partner
By: /s/ Rima Simson
    Name: Rima Simson
    Title: Vice President, Treasurer and     Secretary

CORE & MAIN MANAGEMENT FEEDER, LLC
By: /s/ Mark R. Witkowski
    Name: Mark R. Witkowski
    Title: Vice President

[Signature Page to Exchange Agreement Amendment No. 2]